EXHIBIT 99.906CERT

Section 906 Certification

Martin Gilbert, Chief Executive Officer, and Christian Pittard, Chief Financial Officer, of Aberdeen Asia-Pacific Income Fund, Inc., a Maryland corporation (the “Registrant”), each certify that:

1.	The Registrant’s periodic report on Form N-CSR for the period ended April 30, 2006 (the “Form N-CSR”) fully complies with the requirements of Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934, as amended, as applicable; and

2.	The information contained in the Form N-CSR fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

CHIEF EXECUTIVE OFFICER	CHIEF FINANCIAL OFFICER
Aberdeen Asia-Pacific Income Fund, Inc.	Aberdeen Asia-Pacific Income Fund, Inc.

/s/ Martin Gilbert	/s/ Christian Pittard
Martin Gilbert	Christian Pittard

Date: June 29, 2006	Date: June 29, 2006